UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2012

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 001-34018

300, 625 11th Avenue S.W.

Calgary, Alberta, Canada T2R 0E1

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 27, 2012, the Board of Directors of Gran Tierra Energy Inc., on the recommendation of the Compensation Committee, approved revisions to the severance arrangements reflected in the respective employment agreements with each of the following executive officers of Gran Tierra Energy:

Martin Eden, Former Chief Financial Officer1 — An increase in the severance to which Mr. Eden is entitled in the event of a termination of his employment by Gran Tierra Energy without cause, or his resignation of employment with Gran Tierra Energy for good reason, from 12 months to 18 months Total Cash Compensation. “Total Cash Compensation” is defined as the annualized amount of base salary plus bonus payment for the prior 12-month period.

David Hardy, General Counsel, Vice President Legal, and Secretary — An increase in the severance to which Mr. Hardy is entitled in the event of a termination of his employment by Gran Tierra Energy without cause, or his resignation of employment with Gran Tierra Energy for good reason, from 12 months to 18 months Total Cash Compensation. “Total Cash Compensation” is defined as the annualized amount of base salary plus bonus payment for the prior 12-month period.

James Rozen, Acting Chief Financial Officer — An increase in the number of months of advance notice (or payment in lieu of advance notice) to which Mr. Rozen is entitled prior to the termination of his employment by Gran Tierra Energy without cause, from 3 months to 9 months.

Mr. Eden’s employment agreement is filed as Exhibit 10.58 to Gran Tierra Energy’s Quarterly Report on Form 10-Q, filed with the SEC on August 11, 2008, Mr. Hardy’s employment agreement is filed as Exhibit 10.6 to Gran Tierra Energy’s Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2011, and Mr. Rozen’s employment agreement is filed as Exhibit 10.57 to Gran Tierra Energy’s Annual Report on Form 10-K, filed with the SEC on February 27, 2012. Gran Tierra Energy expects to enter into amendments to each of these employment agreements to reflect the revisions to the severance arrangements approved on March 27, 2012.

1	Effective December 9, 2011, Martin Eden, the Chief Financial Officer and Principal Financial and Accounting Officer of Gran Tierra Energy, was placed on a medical leave from his duties at Gran Tierra Energy while he recovered from emergency surgery, and the Board of Directors of Gran Tierra Energy appointed James Rozon the acting Chief Financial Officer and Principal Financial and Accounting Officer of Gran Tierra Energy. While Mr. Eden had returned to work, he has not resumed his duties as Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2012	GRAN TIERRA ENERGY INC.

	By:	/s/ Shane O’Leary
Shane O’Leary Chief Operating Officer